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                                                                  Exhibit 10.1

                                    AGREEMENT

This agreement (the "Agreement") is entered into between Lionbridge Technologies, Inc. ("Lionbridge"), on its own behalf and on behalf of its officers, agents, directors, employees, subsidiaries, affiliates, assigns and successors (collectively, "Lionbridge") and Christoph Heck (on your own behalf and on behalf of your heirs, executors, administrators, and assigns) regarding the termination of your employment with Lionbridge.

In consideration of the mutual covenants and undertakings set forth herein, you and Lionbridge hereby agree as follows:

1. Your employment with Lionbridge will end on October 13, 2000 (the "Effective Date").

2. You will continue to provide services satisfactory to Lionbridge in your current capacity until your Effective Date. Thereafter, upon our mutual agreement, you may provide consulting services to Lionbridge upon mutually agreed upon terms.

3. You will notify Lionbridge within one week of accepting new employment of the name and address thereof, provided that the beginning date of such employment is within 9 months from the Effective Date.

4. You will not disclose or use any of Lionbridge's Confidential Information (as defined below) or use or disclose Confidential Information entrusted to Lionbridge by others to any non-Lionbridge person, corporation, or other entity. Lionbridge's Confidential Information shall mean business information of any nature and in any form which, at the time or times concerned, is not generally known to those persons engaged in business similar to that conducted by the Company and which relates to any one or more of the aspects of the present business of the Company, and shall also include any confidential information of any kind pertaining to a client, business partner, or supplier of the Company, which information was obtained by you during the term of your employment.

5. For a period of one year following the Effective Date, you will not directly or indirectly, personally or through others, solicit or attempt to solicit (on your own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company's affiliates, provided that in no event shall the provisions of this paragraph 5 be deemed to impose any obligation on yourself with respect to any solicitation where you neither have any control over, nor participate in, such action. Without limiting the generality


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of the foregoing, if you request or consent (whether in writing or otherwise)
that a third party (such as an employee of a recruiting firm) take any action which, if taken by yourself, would be a violation of the foregoing provisions of this paragraph 5, you shall be deemed to have taken such action.

6. You will settle all expense accounts and advances made by Lionbridge to you and complete all other procedures required of terminating employees, and by the Effective Date you will have returned to Lionbridge all property provided by Lionbridge to you including all credit, identification, and entry cards, equipment, and all documents, records, papers, notebooks, and other materials and copies thereof (regardless of the medium on which the copy is made) related to or including any information which is confidential to Lionbridge.

7. Lionbridge, without admitting and while expressly denying the commission of any wrongful act, including but not limited to any violations of any federal, state or local fair employment practice law, or other employment practice law, or other employer duty or other employment-related obligation (all of which are hereinafter referred to as "employment relations laws") or other equity, will provide the following:

a. Continuation of your current base salary of $132,500 for the period beginning on the Effective Date and ending with the earlier of (i) six months from the Effective Date or (ii) the earlier of the date you accept employment with any entity which competes with Lionbridge.

b. If, after using diligent efforts, you have not secured full-time employment by the date that is six months from the Effective Date, additional continuation of your current base salary for the period beginning on the date that is six months from the Effective Date and ending with the earlier of (i) the date that is nine months from the Effective Date or (ii) the earlier of the date you accept employment with any entity that competes with Lionbridge.

Actual payment of amounts described in Paragraph 7(a) shall be in accordance with then current Lionbridge payroll practices. Each payment made shall be less any amount required of Lionbridge by law to be withheld or elected to be withheld by you on a voluntary basis.

For purposes of Paragraphs 3 , 7(a) and 7(b) of the Agreement, being "employed" or "employment" means having a common law employment relationship with another entity or engaging in any other comparable position such as independent contractor for, owner of, consultant to, or partner with or of another entity.

For purposes of Paragraphs 7(a) and (b), "compete" means rendering services directly or indirectly to, becoming associated with or employed in any capacity by, or having any ownership interest (other than not more than 1% of outstanding stock of a public company) in any individual, firm, corporation, or other entity

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engaged in or actively planning to engage in any activities competitive with those activities of Lionbridge relating to multilingual Internet solutions (including, without limitation, technology, tools and products used in managing multilingual content for the Internet) and related consulting services.

c. Within one month after the Effective Date, payment in a single sum equal to the value of your then accrued and unused vacation time.

d. Continuation of elected and paid for health, life and disability benefits at the then current cost of such benefits to active employees at your level until your Effective Date. Lionbridge agrees to continue for you and your direct dependents such benefits through the last date for which payment pursuant to paragraphs 7(a) or 7(b) is made, provided your contributions for such benefits are withheld from any payments you receive pursuant to paragraphs 7(a) or 7(b), subject to whatever applicable changes are implemented by Lionbridge for employees at your level to such plans. Thereafter, you may be entitled to continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA), such coverage to be for a period not to exceed the statutory limit.

e. Executive Outplacement Services through the Executive Career Resource Group for a period of 9 months from the Effective Date.

8. Lionbridge will take all action necessary to accelerate the vesting with respect to the option to purchase 18,917 shares of common stock of Lionbridge that were granted to you on February 3, 1999, with an exercise price of $1.72 per share.

9. In exchange for the consideration set forth above and for other good and valuable consideration receipt of which is hereby acknowledged:

a. You hereby accept the foregoing, in full and complete waiver, release, and satisfaction of any and all claims of any kind or description that you have or may have had or may have through the date you execute the Agreement against Lionbridge or its officers, directors or employees including but not limited to claims arising from any employment relations laws, contract or tort law, public policy, law or equity or claims for expenses or other monetary or equitable relief including any right to or claim arising out of a right, to re-employment. You also hereby release Lionbridge from liability for such claims and waive any other rights relating to your employment, or your termination from employment, with Lionbridge. This release shall include a release from claims under the Age Discrimination in Employment Act of 1967 (ADEA). Lionbridge hereby advises you to consult counsel before signing the Agreement and that you have, and are entitled to, at least 21 days following the receipt of the Agreement to execute it, although you are not required to use all of this period if in your sole and unlimited discretion and judgment you choose not to do so. You are also entitled to rescind the Agreement at any time within the seven-day period after you execute it by written notice to Lionbridge. This waiver of your rights under ADEA


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shall not apply to any claims arising after your execution of the Agreement;

b. You agree to refrain from filing any complaint, civil action, litigation or proceedings of any nature or description against Lionbridge, in an judicial or quasi-judicial forum, based upon claims released in Paragraph 9(a);

c. You represent that you have not filed any complaints, administrative charges and/or lawsuits or proceedings against Lionbridge based upon claims released in Paragraph 9(a), with any local, state or federal court or agency and further that you have not assigned or transferred to any person any portion of any claim which is released or waived by this Agreement; and

d. You agree to not file, participate in as a plaintiff and/or class member, or commence yourself, or encourage, induce, solicit or support the filing of, or institution of any claim, suit, litigation, grievance, arbitration, cause of action, or any other proceeding against Lionbridge by any other person or persons based on claims released in Paragraph 9(a) or similar claims of third parties, whether or not such claims arise from any employment relations laws, including but not limited to claims based on discrimination on the basis of age, sex, handicap, disability, contract or tort law, public policy, law or equity or claims for expenses or other monetary or equitable relief.

Notwithstanding the foregoing, you shall not be prohibited from giving testimony in lawsuits or administrative proceedings initiated by third parties if such testimony is compelled by legal and/or administrative subpoena. You shall not volunteer to provide such testimony and/or encourage, induce or solicit others to call you as a witness.

10. Lionbridge hereby acknowledges that the foregoing is in full and complete waiver, release and satisfaction of any and all claims of any kind or description that Lionbridge has or may have had or may have against you through the date you execute the Agreement, including but not limited to claims arising from any employment relations laws, contract or tort law, public policy, law or equity or claims for other monetary or equitable relief, and Lionbridge hereby expressly releases you from liability from such claims. However, this release shall have no force or effect as to claims, if any, by Lionbridge that you violated any of the provisions of the Agreement referred to in Paragraph 15, below.

11. It is further agreed by you and Lionbridge that the consideration paid by Lionbridge hereunder is in return for specific performance by you, and that Lionbridge will seek and is entitled to specific performance by you in the event of a violation of the Agreement by you in addition to any other remedies available to Lionbridge.

12. Lionbridge agrees that it will provide you and your prospective employers with positive and favorable references. Neither you nor Lionbridge shall release, reveal,


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publish, cause to be published, publicize, discuss, or otherwise disclose the terms of the Agreement except as provided for herein and to your family, accountants, and attorneys and in Paragraph 13 of the Agreement and except as you or Lionbridge may be obligated to disclose on account of statutory, regulatory, or other legal requirements or in connection with your compliance with the obligations described in paragraph 4. Both Lionbridge and you agree not to publicly criticize or discuss, except as mutually agreed, nor make any derogatory comments regarding, the facts and circumstances leading to your departure from Lionbridge, but you may state that your departure was voluntary.

13. The terms of the Agreement including all facts, circumstances, statements or documents relating thereto, shall not be admissible for any purpose in any litigation in any forum other than to secure enforcement of the terms and conditions of the Agreement.

14. The Agreement has been reached by mutual accord of the parties hereto, and the parties by their signatures indicate their full agreement and understanding of its terms.

15. The Agreement includes all of the agreements of the parties relative to your termination, and supersedes any prior agreements or representations between the parties as to the subjects covered, including, but not limited to, the agreement dated as of March 18, 1999 between IC Global Services, Inc. and you. This Agreement has no precedential effect, value, or impact whatsoever as to any person not a party to it. However, Lionbridge confirms to you that you are entitled to the benefits of Article Tenth of the Lionbridge Second Amended and Restated Certificate of Incorporation.

16. Should any provision or part of any provision of this Agreement be found to be legally unenforceable and/or against public policy, such unenforceability shall not prevent enforcement of the remaining provisions or parts of this Agreement.


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17. The Agreement shall be interpreted under the laws of the Commonwealth of
Massachusetts. Any action to bring and try any dispute concerning the enforcement or interpretation of this Agreement shall be done in an appropriate court located in the Commonwealth of Massachusetts, and the parties hereby consent to the jurisdiction of any such court for that purpose.

LIONBRIDGE TECHNOLOGIES, INC.

By:  /s/ Rory Cowan
     ---------------------------------
     Rory Cowan
     Chairman and Chief Executive Officer

Date:  September 29, 2000

     /s/ Christoph Heck
     ---------------------------------
     Christoph Heck

Date: September 29, 2000


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